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                                                                EXHIBIT 99.1

                                  EXHIBIT B

                           JOINT FILING AGREEMENT


     The undersigned acknowledge and agree that the foregoing statement on
Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.


Dated: June 9, 1998


                                       The TCW Group, Inc.


                                       By: /s/ Mohan V. Phansalkar
                                          ---------------------------
                                           Mohan V. Phansalkar
                                           Authorized Signatory


                                       Robert Day


                                       By: /s/ Mohan V. Phansalkar
                                          ---------------------------
                                           Mohan V. Phansalkar
                                           Under Power of Attorney
                                           dated January 30, 1996,
                                           on File with Schedule 13G
                                           Amendment Number 1 for
                                           Matrix Service Co. dated
                                           January 30, 1996.



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